UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2026

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 26, 2026, Matador Resources Company (the “Company”) issued a press release announcing its proposed offering (the “Notes Offering”) of $750 million in aggregate principal amount of senior notes due 2034 (the “New Notes”). A copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on February 26, 2026, the Company issued a press release announcing the commencement of its cash tender offer (the “Tender Offer”) to purchase any and all of the $500 million outstanding aggregate principal amount of its 6.875% Senior Notes due 2028 (the “2028 Notes”), subject to certain conditions, including the consummation of the Notes Offering. A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes or the 2028 Notes, nor shall there be an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 26, 2026, announcing the Notes Offering.
99.2	Press Release, dated February 26, 2026, announcing the Tender Offer.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: February 26, 2026	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Co-President